UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑37379	14‑1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street,  Suite 311

Denver,  Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624‑2400

411 W. 14th Street, 3rd Floor

New York, New York 10014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communication pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communication pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b‑2 of the Securities Exchange Act of 1934 (17 CFR §240.12b‑2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2019, Kona Grill Acquisition LLC, a wholly owned subsidiary of The One Group Hospitality, Inc. (the “Company”), entered into an asset purchase agreement to purchase substantially all of the assets of Kona Grill, Inc. and its affiliated entities (“Kona”) related to 24 domestic restaurants and two international franchise agreements, for $25 million in cash and the assumption of approximately $11 million in working capital liabilities. The Company deposited $250,000 into an escrow account, which amount will be credited to the purchase price at the closing and all or a portion of which amount will be forfeited to Kona as liquidated damages if the Company fails to complete the acquisition in specified circumstances. The Company may terminate the agreement without penalty on or before September 16, 2019 if it is dissatisfied with its due diligence investigation of Kona’s business and operations or if it notifies Kona that it has not obtained financing to complete the transaction. Completion of the agreement is conditioned on bankruptcy court approval and on the Company obtaining financing to fund the purchase.

The Company is purchasing the assets, which Kona is selling pursuant to its Chapter 11 bankruptcy, “as is” with no representations or warranties.

The asset purchase agreement is filed as Exhibit 10.1 and a press release regarding the acquisition is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1

Asset Purchase Agreement dated August 30, 2019 between Kona Grill Acquisition, LLC and Kona Grill, Inc., Kona Restaurant Holdings, Inc., Kona Shushi, Inc., Kona Macadamia, Inc., Kona Texas Restaurants, Inc., Kona Baltimore, Inc., Kona Grill International Holdings, Inc., Kona Grill International, Inc., and Kona Grill Puerto Rico, Inc.

99.1	Press Release dated September 3, 2019

EXHIBIT INDEX

Exhibit No.	Description

10.1

Asset Purchase Agreement dated August 30, 2019 between Kona Grill Acquisition, LLC and Kona Grill, Inc., Kona Restaurant Holdings, Inc., Kona Shushi, Inc., Kona Macadamia, Inc., Kona Texas Restaurants, Inc., Kona Baltimore, Inc., Kona Grill International Holdings, Inc., Kona Grill International, Inc., and Kona Grill Puerto Rico, Inc.

99.1	Press Release dated September 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer